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                                                                      EXHIBIT 11


                            RTW, INC. AND SUBSIDIARY
     STATEMENT REGARDING COMPUTATION OF BASIC AND DILUTED INCOME PER SHARE

                                           2002           2003           2004
                                        ----------     ----------     ----------
BASIC WEIGHTED AVERAGE SHARES            5,145,816      5,114,243      5,233,326
OUTSTANDING

STOCK WARRANTS                                  --             --             --

STOCK OPTIONS

    Options at $6.50                            --             --            613
    Options at $6.45                            --             --            479
    Options at $6.18                            --             --         11,976
    Options at $6.00                            --             --         10,415
    Options at $5.33                            --             41            239
    Options at $4.50                            --            259          1,498
    Options at $3.80                            --          2,189         10,916
    Options at $3.13                                                       6,700
    Options at $2.60                            --          4,507         10,140
    Options at $2.42                            --         30,535          9,574
    Options at $2.20                            --          6,915         13,477
    Options at $2.19                            --         53,098         73,726
    Options at $2.00                           353          1,005            476
    Options at $1.98                         7,680         83,592        103,317
                                        ----------     ----------     ----------

WEIGHTED AVERAGE COMMON AND COMMON
    SHARE EQUIVALENTS OUTSTANDING        5,153,849      5,296,384      5,486,872
                                        ==========     ==========     ==========

NET INCOME (LOSS) ($000'S)              $   14,319     $    6,999     $    9,941
                                        ==========     ==========     ==========

INCOME (LOSS) PER SHARE:
    BASIC INCOME (LOSS) PER SHARE       $     2.78     $     1.37     $     1.90
                                        ==========     ==========     ==========
    DILUTED INCOME (LOSS) PER SHARE     $     2.78     $     1.32     $     1.81
                                        ==========     ==========     ==========